Exhibit 10.1

EXECUTION VERSION

NORTHWEST BIOTHERAPEUTICS, INC.

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated and effective as of June 7, 2017, between Northwest Biotherapeutics, Inc. (the “Company”) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meaning ascribed to such terms in the Indenture (as defined below).

RECITALS

A.       On August 19, 2014, the Company and the Trustee executed an indenture (the “Original Indenture”) pursuant to which the Company initially issued $17,500,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2017 (the “Notes”), of which $5,500,000 aggregate principal amount remain outstanding as of the date hereof.

B.       On March 17, 2017, the Company and the Trustee entered into a First Supplemental Indenture (the “First Supplemental Indenture”, together with the Second Supplemental Indenture and as amended and supplemented from time to time, the “Indenture”).

C.       Whitebox Relative Value Partners, LP, Whitebox Credit Arbitrage Partners, LP, Whitebox GT Fund, LP, Whitebox Multi-Strategy Partners, LP and Pandora Select Partners LP (collectively, the “Holders”) beneficially owned all of the outstanding Notes since March 9, 2017 and continue to beneficially own all of the outstanding Notes.

D.       On March 9, 2017, the Company and the Holders entered into a Repurchase Agreement, dated as of March 9, 2017, among the Company and each of the Holders (the “Repurchase Agreement”) and, on May 31, 2017, the Company and the Holders entered into the Amendment Agreement (as defined below) pursuant to which, among other things, the Company agreed to supplement the Indenture as set forth herein.

E.       On May 22, 2017, the Company and the Holders entered into a Forbearance Agreement (as defined below) and, on June 2, 2017, the Company and the Holders entered into a Second Forbearance Agreement (as defined below).

F.       Section 11.01(e) of the Indenture provides for the execution of indentures supplemental to the Indenture, without the consent of the Holders, to, among other things, add to the covenants or Events of Default of the Company for the benefit of the Holders.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE I

Section 1.1   Additional Definitions

Section 1.01 (Definitions) of the Original Indenture is supplemented to add the following:

“Amendment Agreement” means the Amendment to Repurchase Agreement, dated as of May 31, 2017, among the Company and the Holders.

“Forbearance Agreement” means the Forbearance Agreement, dated as of May 22, 2017, among the Company and the Holders.

“Second Forbearance Agreement” means the Second Forbearance Agreement, dated as of June 2, 2017, among the Company and the Holders.

Section 1.1   Additional Event of Default

Section 7.01 of the Original Indenture is supplemented to add the following Event of Default (which shall be an “Event of Default” for all purposes under the Indenture) after Section 7.01(m):

“(n) any default or breach of the terms of the Forbearance Agreement, the Second Forbearance Agreement, the Amendment Agreement or any subsequent amendments, supplements or modifications thereto or to the Original Repurchase Agreement.”

Section 1.2   Automatic Event of Default

Section 7.01 of the Original Indenture is supplemented to add the following in the first paragraph following Section 7.01(n), after the sentence added by Section 1.2 of the First Supplemental Indenture:

“If an Event of Default specified in Section 7.01(n) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest shall automatically be immediately due and payable.”

ARTICLE II

MISCELLANEOUS

Section 2.1   Confirmation of Indenture

The Indenture, as supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, the First Supplemental Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

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Section 2.2   Concerning the Trustee

In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The Trustee assumes no responsibility for the correctness of the recitals contained herein. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

Section 2.3   NEW YORK LAW TO GOVERN

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

Section 2.4   Counterparts

This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to the Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the time, day and year first written above.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Linda F. Powers
Name:	Linda F. Powers
Title:	Chief Executive Officer

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON, Trustee

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

[Signature Page to Second Supplemental Indenture]